SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



               Date of report (Date of earliest event reported):
                         April 16, 2002 (April 11, 2002)


                                ORTHOMETRIX, INC.
             (Exact name of registrant as specified in its charter)



   DELAWARE                          File Number 0-26206          06-1387931
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)


106 CORPORATE PARK DRIVE, SUITE 106, WHITE PLAINS, NY                    10604
      (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (914) 694-2285


                          NORLAND MEDICAL SYSTEMS, INC.
         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
------   ------------------------------------

      On April 11, 2002, Norland Medical Systems, Inc. ("Norland Medical") changed its name to Orthometrix, Inc. (the "Company") and completed the sale of its bone densitometry business to CooperSurgical Acquisition Corp., a wholly-owned subsidiary of The Cooper Companies, Inc. A press release with respect to the disposition of the bone densitometry business to CooperSurgical Acquisition Corp. is attached to this Form 8-K as Exhibit 99.1.

      The above-mentioned sale was consummated pursuant to an Asset Purchase Agreement, dated as of February 27, 2002 (as amended by Amendment No. 1, dated as of March 4, 2002, Amendment No. 2, dated as of March 11, 2002, Amendment No. 3, dated as of March 22, 2002 and Amendment No. 4, dated as of April 11, 2002), by and among CooperSurgical Acquisition Corp., CooperSurgical, Inc., Norland Corporation and Norland Medical.

      Norland Medical and CooperSurgical, Inc. (a subsidiary of The Cooper Companies, Inc.) have also been parties to an agreement, dated October 23, 2000, pursuant to which CooperSurgical, Inc. served as a third-party dealer and distributor for certain of Norland Medical's products.

ITEM 5.  OTHER EVENTS.
------   ------------

      On April 11, 2002, Norland Medical amended its Articles of Incorporation to change its name to Orthometrix, Inc. As of April 12, 2002, the Company's OTCBB symbol is "OMRX".

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
------   ---------------------------------

EXHIBIT NO.               DESCRIPTION
-----------               -----------

      99.1                Press release dated April 15, 2002.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 16, 2002

                                         ORTHOMETRIX, INC.
                                             (Company)


                                         /s/ Reynald G. Bonmati
                                         ----------------------
                                         Reynald G. Bonmati
                                         President


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